Exhibit (h)(2)

[RIC’s Letterhead]

November 20, 2015

State Street Bank and Trust Company

Channel Center

1 Iron	Street

Boston, Massachusetts 02110

Attention: Laura McIntyre, Vice President

Re:	Each Legg Mason exchange traded fund identified on Appendix A hereto. (each, a “Legg ETF”)

Ladies and Gentlemen:

Please be advised that each Legg ETF has been organized as a Maryland statutory trust and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified opposite its name on Exhibit A hereto (the “Portfolios”).

In accordance with Sections 12(c), the additional funds provision and the additional portfolios provision of the Fund Accounting Services Agreement dated as of October 5, 2012 by and among each Fund on behalf of its Portfolios (as such terms are defined therein) and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Accounting Agreement”), each Legg ETF hereby requests that your bank perform accounting services for it and its Portfolios under the terms of the Accounting Agreement.

We acknowledge that each Legg ETF will issue and redeem shares of each Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Legg ETF related to its Portfolio (collectively, the “Prospectus”).

We acknowledge and agree that the following new subsections (xii) and (xiii) shall be added to Section 3(a) of the Accounting Agreement in relation to the Legg ETFs only as follows:

“(xii) The Fund Accounting Agent shall transmit the net asset value per share of each Portfolio to the Fund’s transfer agent, the Fund’s distributor, the New York Stock Exchange (the “NYSE”) and such other entities as directed in writing by the Fund.

(xiii) The Fund Accounting Agent shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute the number of shares of each Deposit Security (as defined in the Prospectus) to be included in the current Fund Deposit (as defined in the Prospectus) and shall transmit such information to the National Securities Clearing Corporation.

The terms and conditions of the Accounting Agreement, as modified by this letter with regard to the Legg ETFs, shall apply to the Legg ETFs.

Attached as Exhibit A hereto is a replacement of “Exhibit A” to the Agreement, effective as of the date set forth below, marked to reflect the establishment of the Fund.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

EACH LEGG MASON MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON APPENDIX A HERETO

By:
Name:
Title: , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date: November 20, 2015

Appendix A

Legg Mason ETF Equity Trust
Legg Mason Developed ex-US Diversified Core ETF
Legg Mason Emerging Markets Diversified Core ETF
Legg Mason Low Volatility High Dividend ETF
Legg Mason US Diversified Core ETF

Exhibit A

Legg Mason ETF Equity Trust
Legg Mason Developed ex-US Diversified Core ETF
Legg Mason Emerging Markets Diversified Core ETF
Legg Mason Low Volatility High Dividend ETF
Legg Mason US Diversified Core ETF

Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge Energy MLP & Infrastructure Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Core Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
Permal Alternative Core Fund
Permal Alternative Select Fund
QS Batterymarch Global Dividend Fund
QS Batterymarch Global Equity Fund
QS Batterymarch International Dividend Fund
QS Batterymarch S&P 500 Index Fund
QS Batterymarch U.S. Large Cap Equity Fund
QS Legg Mason Conservative Growth Fund
QS Legg Mason Defensive Growth Fund
QS Legg Mason Dynamic Multi-Strategy Fund
QS Legg Mason Growth Fund
QS Legg Mason Moderate Growth Fund

Legg Mason Partners Income Trust
Western Asset Adjustable Rate Income Fund
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Global High Yield Bond Fund
Western Asset Global Strategic Income Fund
Western Asset Intermediate Maturity California Municipals Fund
Western Asset Intermediate Maturity New York Municipals Fund
Western Asset Intermediate-Term Municipals Fund
Western Asset Managed Municipals Fund
Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Backed Securities Fund

Western Asset Municipal High Income Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short Term Yield Fund
Western Asset Short-Term Bond Fund
Western Asset Ultra Short Obligations Fund

Legg Mason Partners Variable Equity Trust
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Core Portfolio
ClearBridge Variable Small Cap Growth Portfolio
Permal Alternative Select VIT Portfolio
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
QS Legg Mason Variable Conservative Growth Portfolio
QS Legg Mason Variable Growth Portfolio
QS Legg Mason Variable Moderate Growth Portfolio

Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio
Western Asset Core Plus VIT Portfolio

Legg Mason Partners Money Market Trust
Western Asset California Tax Free Money Market Fund
Western Asset Connecticut Municipal Money Market Fund
Western Asset Government Reserves
Western Asset Liquid Reserves
Western Asset New York Tax Free Money Market Fund
Western Asset Tax Free Reserves
Western Asset U.S. Treasury Reserves

Legg Mason Partners Institutional Trust
Western Asset SMASh Series C Fund
Western Asset SMASh Series EC Fund
Western Asset SMASh Series M Fund
Western Asset Institutional Cash Reserves
Western Asset Institutional Government Reserves
Western Asset Institutional Liquid Reserves
Western Asset Institutional Tax Free Reserves
Western Asset Institutional U.S. Treasury Obligations Money Market Fund
Western Asset Institutional U.S. Treasury Reserves
Western Asset Municipal High Income SMASh Fund

Legg Mason Partners Premium Money Market Trust
Western Asset Premium Liquid Reserves
Western Asset Premium U.S. Treasury Reserves
Western Asset Premium Tax Free Reserves

Master Portfolio Trust
Government Portfolio
Liquid Reserves Portfolio
Municipal High Income Portfolio
Prime Cash Reserves Portfolio
Short Term Yield Portfolio
Tax Free Reserves Portfolio
Ultra Short Obligations Portfolio
U.S. Treasury Obligations Portfolio
U.S. Treasury Reserves Portfolio

ClearBridge American Energy MLP Fund Inc.
ClearBridge Energy MLP Fund Inc.
ClearBridge Energy MLP Opportunity Fund Inc.
ClearBridge Energy MLP Total Return Fund Inc.
Legg Mason BW Global Income Opportunities Fund Inc.
LMP Capital and Income Fund Inc.
LMP Corporate Loan Fund Inc.
LMP Real Estate Income Fund Inc.
Western Asset Emerging Markets Debt Fund Inc.
Western Asset Emerging Markets Income Fund Inc.
Western Asset Global Corporate Defined Opportunity Fund Inc.
Western Asset Global High Income Fund Inc.
Western Asset Global Partners Income Fund Inc.
Western Asset High Income Fund II Inc.
Western Asset High Income Opportunity Fund Inc.
Western Asset High Yield Defined Opportunity Fund Inc.
Western Asset Intermediate Muni Fund Inc.
Western Asset Investment Grade Defined Opportunity Trust Inc.
Western Asset Managed High Income Fund Inc.
Western Asset Managed Municipals Fund Inc.
Western Asset Middle Market Debt Fund Inc.
Western Asset Middle Market Income Fund Inc.
Western Asset Mortgage Defined Opportunity Fund Inc.
Western Asset Municipal Defined Opportunity Trust Inc.
Western Asset Municipal High Income Fund Inc.
Western Asset Municipal Partners Fund Inc.
Western Asset Variable Rate Strategic Fund Inc.
Western Asset Worldwide Income Fund Inc.

Legg Mason Global Asset Management Trust
QS Global Market Neutral Fund
QS Batterymarch Emerging Markets Fund
QS Batterymarch International Equity Fund
QS Batterymarch U.S. Small Capitalization Equity Fund
Legg Mason BW Absolute Return Opportunities Fund
Legg Mason BW Alternative Credit Fund

Legg Mason BW Diversified Large Cap Value Fund
Legg Mason BW Dynamic Large Cap Value Fund
Legg Mason BW Global High Yield Fund
Legg Mason BW Global Macro Fund
Legg Mason BW Global Opportunities Bond Fund
Legg Mason BW International Opportunities Bond Fund
ClearBridge Global Growth Fund
ClearBridge Small Cap Fund
ClearBridge Value Trust
QS Legg Mason Strategic Real Return Fund
Miller Income Opportunity Trust
Martin Currie Emerging Markets Fund
Martin Currie International Unconstrained Equity Fund

Legg Mason Global Asset Management Variable Trust
Legg Mason BW Absolute Return Opportunities VIT Portfolio

Legg Mason Investment Trust
Legg Mason Opportunity Trust

Western Asset Funds, Inc.
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset Global Government Bond Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Global Government Bond Fund
Western Asset Total Return Unconstrained Fund
Western Asset Macro Opportunities Fund

Western Asset Income Fund
Western Asset/Claymore U.S. Inflation Protected Securities Fund
Western Asset/Claymore U.S. Inflation Protected Securities Fund 2
Western Asset Premier Bond Fund

Alternative Select Fund Ltd.
Alternative Select VIT Portfolio, Ltd.
Real Return Fund, Ltd.
Alternative Core Fund, Ltd.
LM BW Global Macro Fund Ltd.